SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM N-2

Registration Statement

Under

the Investment Company Act of 1940

Amendment No. 54

THE MEXICO FUND, INC.

(Exact Name of Registrant as Specified in Charter)

1775 I Street, N.W., Suite 1100

Washington, DC 20006

Registrant’s telephone number, including Area Code (202) 261-7941

Sander M. Bieber, Esquire

Dechert LLP

1775 I Street, N.W., Suite 1100

Washington, D.C. 20006

(Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box.  ☐

It is proposed that this filing will become effective (check appropriate box)

☐	when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

☒	immediately upon filing pursuant to paragraph (b)

This amendment consists of the following:

(1)	Facing Sheet of the Registration Statement
(2)	Part C of the Registration Statement (including signature page) and
(3)	Exhibit to the Registration Statement

The Prospectus and the Statement of Additional Information are incorporated by reference from Post-Effective Amendment No. 50 to this Registration Statement (File No. 811-02409) filed on March 13, 2007.

The Financial Statements are incorporated by reference from the Fund’s Annual Report (File No. 811-02409) filed on December 28, 2011.

This amendment is being filed solely to file Exhibit No. 2(b) to this Registration Statement relating to the By-Laws.

PART C

OTHER INFORMATION

Registrant’s Amended and Restated By-Laws, as adopted September 21, 2012 by Registrant’s Board of Directors, are filed herewith as Exhibit 2(b).

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 54 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the District of Columbia, on the 27th day of September, 2012. The undersigned duly represents that this amendment to the registration statement does not contain disclosure which would render it ineligible to become effective under Rule 486(b) of the Securities Act of 1933.

THE MEXICO FUND, INC.

José Luis Gómez Pimienta President*

By:	/s/ Lisa R. Price

Lisa R. Price As Attorney-in-Fact

*	Pursuant to Power of Attorney filed herewith as Exhibit (2)(s).

* José Luis Gómez Pimienta	President, Director and Principal Executive Officer	September 27, 2012

* Alberto Osorio	Senior Vice President, Treasurer and Principal Financial and Accounting Officer	September 27, 2012

* Jonathan Davis Arzac	Director	September 27, 2012

* Claudio X. González	Director	September 27, 2012

* Robert L. Knauss	Director	September 27, 2012

* Emilio Carrillo Gamboa	Director	September 27, 2012

* Jaime Serra Puche	Director	September 27, 2012

* Marc J. Shapiro	Director	September 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

2(b)	Amended and Restated By-Laws, as adopted September 21, 2012.

(2) (s)	Power of Attorney